EXHIBIT 21.01

                                  SUBSIDIARIES

1.       YUPI ACQUISITIONS, CORP.
2.       YUPI INTERNET INTERNATIONAL, INC.
3.       FLOWTOOLS E.U.
4.       YUPI INTERNET DE ARGENTINA S.R.L.
5.       LA COSA INTRACTIVE S.R.L.
6.       YUPI DU BRASIL, S.R.L.
7.       YUPI INTERNET COLOMBIA LTDA.
8.       PROVEDURIA DE SERVICIOS PARA RED BOGOTA.COM LTDA.
9.       SERVICIOS DE INTERNET YUPI CHILE LIMITADA.
10.      YUPI INTERNET MEXICO, S.A. DE C.V.
11.      YUPI INTERNET PERU, S.R.L.
12.      YUPI INTERNET VENEZUELA, S.R.L.
13.      YUPI INTERNET ESPANA, S.L.